Exhibit 10.4

Text code: C-A-10

Version number: 202109

Bank of Hangzhou Co., Ltd

contracts for lease

(This contract applies to the working capital loan)

promiser:

Party A (Borrower): see Article 23

Party B (Lender): see Article 23

This contract is composed of general terms, special agreed terms and other contents, and constitutes a complete contract.

General Terms

Party A applies for a loan from Party B, and Party B agrees to issue the loan after examination. In order to clarify their respective rights and obligations, Party A and Party B hereby conclude this Contract in accordance with relevant laws and regulations for mutual compliance and execution.

Article 1 Type of loan: working capital loan.

Article 2 Currency and amount of loan: as specified in Paragraph (1) of Article 24.

Article 3 Purpose of the loan: see Article 24 (2) of Article 24.

Article 4 Term of loan: see the provisions stipulated in Article 24 (3). Party A may withdraw the loan once or in installments as agreed herein. The maturity date of each withdrawal shall not exceed the maturity date of the loan term at the latest.

The method of repaying the principal and interest of the loan: see Article 24 (3).

Before the agreed repayment date or the interest settlement date of Party B, Party A shall prepare sufficient deposits in its account, and Party B shall transfer the loan principal or (and) interest from it.

The actual issuance date and maturity date of the loan shall be subject to the loan IOU. The loan IOU is an integral part of the contract and shall have the same legal effect as this contract.

Article 5 Loan interest rate: see as stipulated in Article 24 (4)

Article 6 Conditions and methods of loan issuance and withdrawal

I. The loan hereunder shall be issued by the withdrawal application submitted by Party A. Party B shall review Party A’s withdrawal application in accordance with the provisions hereof and shall have the right to refuse the withdrawal application that does not meet the requirements for withdrawal.

II. The application for withdrawal must be filed before the expiration of the loan term agreed in Article 4 hereof.

3. Party A shall apply to Party B for withdrawal in the Application for Withdrawal form of Party B, and attach the relevant materials proving that the withdrawal application has met the conditions for withdrawal agreed herein.

4. Party A’s withdrawal shall meet the following conditions:

(1) This contract has come into force;

(2) Party A has provided the guarantee as required by Party B, and the guarantee contract has come into effect and has completed the statutory or agreed approval, registration, delivery or record procedures;

(3) The sum of the amount applied by Party A and the amount drawn hereunder does not exceed the agreed loan amount;

(4) Before the application for withdrawal, there is no event of breach as stipulated in Article 16 hereof, and no event of breach will occur or survive on the actual withdrawal date;

(5) Other conditions stipulated by law or agreed upon by both parties.

If any of the above conditions are not met, Party B shall have the right to refuse Party A’s withdrawal application, except where Party B agrees to make the loan.

V. Party A authorizes Party B to transfer the loan issued to the account agreed upon by both parties and to strictly comply with the terms hereof

Depending on the use and payment of the loan funds.

Article 7 Account management

Party A agrees that Party B shall manage and monitor the relevant accounts as follows:

1. Loan issuance account

Unless otherwise agreed by the parties or otherwise designated by Party A with the consent of Party B, Party B shall issue the loan to the special Loan issuance account as stipulated in paragraph (5) of Article 24 for the following purposes: 1. Receiving the loan issued by Party B; 2, the entrusted payment of the Loan Funds method under the “entrusted payment by the Lender”; 3. the loan payment method used for “Independent payment by the Borrower”

For the transfer of the loan funds, the loan funds shall be transferred to the bank designated by Party A after the application and consent of Party B

Bank settlement account. Party B may restrict the account settlement function of the loan issuing account beyond its agreed purpose, and shall have the right to refuse all the withdrawal, expenditure and transfer of the loan funds in the account without Party B’s consent.

Ii. Fund withdrawal account

Party A shall designate a special fund withdrawal account for the withdrawal of relevant funds, and agrees to provide Party B with the fund inflow and exit of the account (including but not limited to statements, vouchers and transaction documents related to the fund inflow and exit of funds). The account and specific agreements are specified in Article 24 (5)

III. Account management Agreement

Party A and Party B may sign an account management agreement according to the actual needs. If the parties choose to sign an account management agreement, this agreement shall be used as an annex and a supplement to this Contract, and shall have the same legal effect as this Contract. Both parties agree this: see Article 24 (5)

Article 8 Management of loan fund payment

Party A agrees that Party B shall manage and control the loan funds issued and pay the loan funds in strict accordance with the agreed manner. The parties agree on the payment method as follows: see Article 24 (6)

If the use of “borrower autonomous pay” way, after the loan funds to the loan account, when party a needs to pay the loan funds to party b, after approved by party b designated by party a specified in party b or other bank of Hangzhou co., LTD., and then paid by party a to conform to the contract purpose of the counterparties. Party B has the right to transfer the money in installments according to party A’s loan use plan. At the same time, Party A shall collect and report the payment of the loan funds to Party B at any time regularly or as required by Party B. In addition to the conditions specified in paragraph 4 of Article 6 when applying for withdrawal, the following conditions shall be met:

(1) Party A shall submit the Use Plan of Independent Payment Loan and ensure that the payment plan is true and reasonable and the planned purpose is in accordance with the provisions herein;

(2) The amount of a single payment shall not exceed the starting amount of the entrusted payment by the lender agreed herein;

(3) Other conditions stipulated by law or agreed upon by both parties.

If the use of “lender entrusted payment”, the party a in the loan funds, shall not, without authorization, must submit to party b withdrawal application and payment entrusted (with related transaction information), approved by party b, after the party b will issue the loan funds from the loan account directly pay to conform to the contract use counterparties. The payment entrustment information and relevant transaction materials provided by Party A are not true, inaccurate and complete

If the whole causes party B fails to complete the entrusted payment in time, Party B shall not assume any responsibility, and Party A is in this contract

The repayment obligations are not affected. In addition to the conditions specified in paragraph 4 of Article 6 when applying for withdrawal, the following conditions shall be met:

(1) The transaction materials related to the payment of the loan funds shall comply with the provisions hereof;

(2) Other conditions stipulated by law or agreed upon by both parties.

Party B shall have the right to refuse party A’s payment entrustment or account settlement requirements (instructions) agreed herein. If party A causes losses caused thereby, Party A shall bear all the responsibilities of Party A, Party B or others.

Party B shall have the right to check whether the loan payment conforms to the agreed use by means of account analysis, voucher inspection or on-site investigation, and Party A shall actively cooperate with it.

In the process of paying the loan funds, if Party A’s credit status declines, the profitability of the main business is weak or the use of the loan funds is abnormal, Party B has the right to change the payment method of the loan funds and reduce the starting amount of the entrusted payment by the lender.

Article 9 The loan and the debt involved refer to the principal, interest (including compound interest), penalty interest, liquidated damages, compensation and the expenses for realizing the creditor’s right (including all the expenses of notarization, evaluation, auction, litigation, execution, attorney and s agency incurred for the recovery of the loan).

Party B shall have the right to decide the repayment order of the repayment (or the guarantee contract obtained for the loan and the debt involved).

Article 10 Authorization of repayment, transfer and deduction

I. Party A guarantees to pay the interest and repay the loan principal in strict accordance with the contract.

2. Unless otherwise agreed hereupon, Party A may repay the loan in advance. If Party A shall notify Party B in writing 10 working days in advance, and Party B shall have the right to charge the loan interest from Party A at the term and interest rate agreed herein or charge the loan interest according to the interest rate agreed herein and the actual days agreed herein.

3. Unless otherwise agreed by both parties, in the case of installment repayment, if there are multiple maturing or overdue loans under this Contract, Party B shall have the right to determine the repayment by Party A (or the order of repayment; if there are multiple maturing loan contracts between Party A and Party B, Party B shall have the right to determine the order of the loan contract performed for each repayment by Party A.

Iv. If Party A fails to repay the principal or interest of the loan on time, Party B shall have the right to directly or entrust others to deduct money from all bank accounts to pay off the loan principal or (sum) interest without prior notice. The outstanding amounts in the account are deemed to be due in advance. If the currency of the account is different from the borrowing currency, it shall be converted according to the foreign exchange rate applicable to Party B at the time of deduction.

Article 11. Extension of the loan

If Party A needs to extend the loan term for special reasons, it shall apply to Party B before the maturity of the loan and sign a written agreement to extend the loan after its consent.

Article 12: Loan guarantee

If the loan and the debts involved under this contract need to be guaranteed, the guarantor approved by Party B shall provide the guarantee or (and) mortgage and pledge, and the guarantor shall sign a guarantee contract with Party B.

The guarantee contract is the slave contract of this contract and has the same legal effect.

Article 13 Requirements for restricting financial indicators

(This is a selective clause. Both parties agree: see Article (7) of 24

Party A’s financial indicators are as follows: as specified in Article 24 (7)

Article 14 Overdue time and misappropriation

1. If Party A fails to repay the loan within the agreed time limit, Party B shall charge interest on the overdue loan at the penalty rate of the overdue loan from the overdue date. The penalty interest rate for overdue loans shall be 50% above the loan interest rate stipulated in Article 5 hereof.

2. If Party A fails to use the loan according to the purpose agreed herein, Party B shall charge the interest on the misappropriated loan at the penalty interest rate of the misappropriated loan from the date of misappropriation. The penalty interest rate for misappropriation of the loan shall be 100% above the loan interest rate stipulated in Article 5 of this contract.

3. For loans that are both overdue and misappropriated, interest shall be calculated and charged according to the penalty interest rate of the misappropriated loans.

4. If Party A fails to pay the interest on time, Party B shall recover the interest not paid to Party A at the interest rate determined in the first paragraph of this article from the date of arrears.

5. In case of the loan interest rate adjustment (repricing) under this contract, the penalty interest rate for overdue loan and the penalty interest rate for misappropriated loan shall be adjusted accordingly. The penalty interest and compound interest are calculated from the date of adjustment.

Vi. If Party B announces that the loan is due in advance, it shall collect the penalty interest at the interest rate determined in paragraph 1 of this Article from the date when Party B requires Party A to pay off in advance.

Article 15. Statements and Commitments

I. Party A shall declare as follows:

(1) Party A shall be approved, registered and legally existing by the industrial and commercial administration authorities or the competent authorities according to law, and shall have the full civil rights and behavior capacity required for the signing and performance of this Contract;

(2) All documents, financial statements, vouchers and other materials provided by Party A to Party B hereunder are true, complete, accurate and effective;

(3) Party A does not conceal from Party B any events that may affect the financial status and performance ability of the guarantor and the guarantor.

Ii. Party A undertakes as follows:

(1) The loan shall be used in accordance with the purposes agreed herein, and shall not be used for fixed assets, equity and other investments, or for the fields and purposes of production and operation prohibited by the state;

(2) Regularly or timely submit its financial statements (including but not limited to annual reports, quarterly reports and monthly statements) and other relevant materials to Party B as required by Party B;

(3) When applying for withdrawal and making loan payment, it shall meet the requirements of laws and regulations and the conditions agreed herein, and provide true, complete, accurate and effective application and certification materials as required by Party B;

(4) Accept party B’s loan fund payment management, post-loan management and relevant inspection, and give sufficient assistance and cooperation;

(5) If Party A has entered into or will enter into a counterguarantee agreement or a similar agreement with the contract guarantor in connection with its guarantee obligations, this agreement will not impair any rights of Party B under this Contract;

(6) In case of anything that may affect the financial position and performance ability of Party A or the guarantor, including but not limited to any form of division, merger, merger, joint venture, joint venture, cooperation, contracted operation and lease with foreign investors

Change or transformation of leasing, restructuring, transfer, restructuring and planned listing, to reduce the registered capital

Major assets or equity transfer, undertake major liabilities, or set up on the collateral new major liabilities, bear, warranty is seized, dissolution, cancellation, (be) apply for bankruptcy, etc., or involving major litigation or arbitration cases, or business difficulties and financial situation deterioration, or party a under other contract default, or other major adverse matters affect its solvency, party a shall promptly notify party b;

(7) if party a to foreign investment, substantial increase in debt financing behavior, or division, merger, merger, joint, and foreign joint venture, cooperation, contract, lease, restructuring, transfer, restructuring, planning, the mode of operation or enterprise behavior, or reduce the registered capital, a major assets or equity, let, bear major liabilities, or set new major liabilities on the collateral, or other events will adversely affect Party A’s solvency, must obtain the written consent of Party B in advance;

(8) The order of repayment of Party A’s debts to Party B takes precedence over the borrowing of Party A’s shareholders, and is no less than the similar debts incurred by Party A to other creditors;

(9) in the relevant fiscal year of after-tax net profit is zero or negative, or after-tax profit is not enough to make up the accumulated losses of previous fiscal year case, or pre-tax profits not used to pay off party a in the fiscal year, repayment of the principal, interest and other borrowing debt or pre-tax profit is not enough to pay off the next phase of the principal, interest and other borrowing debt, party a is not in any form to distribute dividends and dividends to shareholders;

(10) Party B has the right to recover the loan in advance according to the withdrawal of Party A’s funds.

(11) Party A shall ensure that its production and operation and other related behaviors comply with relevant regulations, including but not limited to industrial policies, environmental protection, policies, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, and labor safety, take the initiative to strengthen environmental, social and governance risk management, and agree to accept party B’s supervision. If Party A involves major environmental, social and governance risks, Party A shall submit the environmental, social and governance risks reports to Party B quarterly during the duration of the loan.

Article 16 Event of breach of contract and handling

Any of the following shall constitute or be deemed an event of breach of contract by Party A:

(1) Party A conceals the financial status of the enterprise, the decline of credit status, the serious deterioration of business conditions, decreases or fails to pay the registered capital on time, withdraws funds, transfers property, evades debts, loses business reputation or loses the ability to perform debts;

(2) Party A does not use the loan according to the agreed purpose;

(3) Party A fails to use the loan funds in the agreed way or avoids the payment management of Party B’s loan funds;

(4) Party A has fraudulent behavior in the loan application or the performance of this Contract;

(5) The statement made by Party A in this Contract is untrue or violates its commitments made in this Contract;

(6) Party A changes its name, legal representative, address, business scope, registered capital, shareholder structure, etc

The industrial and commercial registration items are not notified to Party B in writing within seven days after the change;

(7) Party A violates tax collection and administration, or is ordered by administrative authorities to suspend production or business

The administrative penalty such as temporary withholding or revocation of license, temporary withholding or revocation of business license;

(8) Party A terminates its business or has dissolution, cancellation or bankruptcy events;

(9) Party A signs a contract or agreement with others that damages Party B’s rights and interests;

(10) Party A or its legal representative or actual controller is involved in or is about to be involved in major litigation, arbitration, criminal and other legal disputes;

(11) Party A fails to pay the interest or return the principal due on time as agreed herein;

(12) Party A’s debts in any financial institution are due;

(13) Party A breaches other provisions of this Contract concerning the rights and obligations of the parties, or has a breach of contract under other contracts with Party B or other institutions of Hangzhou Bank Co., Ltd., or a material breach of contract with a third party other than Bank of Hangzhou Co., Ltd.;

(14) The guarantor violates the provisions of the guarantee contract or defaults under other contracts with Party B or other institutions of Bank of Hangzhou Co., Ltd.;

(15) Party A has bad credit records in the “Enterprise Credit Information Basic Database of the People’s Bank of China”;

(16) Risks of the loan guarantee provided by Party A (including but not limited to the deterioration of the financial condition and performance of the guarantor, the serious decline of the contract capacity, the establishment of new major liabilities on the collateral without Party B’s consent, the seizure of the collateral and the circumstances agreed in the guarantee contract);

(17) Party A’s financial indicators fail to meet the constraint requirements of financial indicators agreed by both parties;

(18) Party A illegally increases the hidden debts of local governments;

(19) Party A is involved in major environmental, social and governance risks, and it may affect Party A’s repayment ability according to Party B’s risk estimate;

(20) Party A has other acts sufficient to affect its solvency or lacks the sincerity to repay the debt, or other circumstances that Party B considers may affect the financial position and performance ability of Party A or the guarantor.

In case of the default event specified in the preceding paragraph, Party B shall have the right to take the following measures separately or at the same time according to the specific circumstances:

(1) Request Party A and the guarantor to correct their breach within a time limit;

(2) Refject Party A’s application for withdrawal;

(3) Change the payment method of the loan funds, reduce the starting amount of the entrusted payment by the lender, and reject party A’s loan

Fund payment request;

(4) For the unissued loans, suspend or terminate the loans in whole or in part;

(5) Recall the issued loan in advance, declare that all or part of the outstanding loan and other amounts payable hereunder shall expire immediately, and require Party A to pay off immediately;

(6) Without prior notice, directly or entrust others to deduct money from all bank accounts of Party A to pay off all debts incurred by Party A to Party B under this Contract. The outstanding amounts in the account are deemed to be due in advance. If the currency of the account is different from the borrowing currency, it shall be converted into the foreign exchange rate applicable to Party B at the time of deduction;

(7) Exercise the real right of security or (and) require the guarantor to assume the guaranty liability;

(8) Other measures deemed necessary and possible by Party B.

Article 17 Party B shall have the right to inspect and supervise the use of loans and the financial funds of Party A at any time, and Party A shall truthfully provide the relevant materials required by Party B on time.

Party B shall keep confidential Party A’s debts, financial affairs, and production and operation (except as required by laws and regulations, reporting to the People’s Bank of China and the Banking and Insurance Regulatory Commission of China).

Article 18 Party B shall be executed in accordance with Article 5 hereof, otherwise, Party B shall be liable for breach of contract if losses are caused to Party A.

Article 19 Dispute Settlement method of this Contract

Any dispute arising from the performance of this Contract may be settled through negotiation, or they may directly file a lawsuit with the people’s court where Party B is located.

Article 20 Effectiveness and termination of the contract

This contract shall come into force when all the following conditions are met: (1) party a’s legal representative (authorized agent) shall sign and affix the official seal; (2) party B shall affix the official seal or special seal for contract until the loan and the debts involved hereunder are fully paid off.

Article 21 This Contract shall be signed in three or more copies, which shall have the same legal effect, including one for Party A and two for Party B, one for the guarantor (if any), one for the registration authority (if any), and one for the notary office (if any).

Article 22 Other provisions

I. Without the written consent of Party B, Party A shall not assign any rights and obligations hereunder to a third party.

Ii. If Party B needs to entrust other institutions of Bank of Hangzhou Co., Ltd. to perform the rights and obligations hereunder due to business needs, or assigns the loan business hereunder to other institutions of Bank of Hangzhou Co., Ltd., Party A shall agree with this. Other institutions of Bank of Hangzhou Co., Ltd., or other institutions of Bank of Hangzhou Co., Ltd. that undertake the loan business hereunder shall have the right to exercise all rights hereunder and to file a lawsuit or apply to the court for compulsory execution in the name of such institution.

Iii. Unless otherwise agreed, the parties specify the domicile specified in this contract as the communication and contact address, and any written notice shall be deemed valid as long as sent to the address. Party A undertakes to timely notify Party B in writing in case of any change of communication and contact address.

Iv. During the performance period of this Contract. In case of changes in national laws, regulations or regulatory policies so that all or part of the provisions of this Contract no longer comply with the requirements of national laws, regulations or regulatory policies, Party B shall have the right to change the contents of this Contract in accordance with relevant provisions. The changes in the contract shall be notified to Party A by party B’s official website, official microblog, APP announcement, email, mobile phone SMS and other electronic means.

五、 For more other agreements, please refer to Article 24 (8)

Special agreed terms

Article 23. Explanation of the opposing person

(I) Information of Party A (the borrower):

Borrower: Zhejiang Zhongchai Machinery Co., LTD

Address: No.1, Meixi Road, Meizhu Town, Xinchang County, Zhejiang Province

Legal representative: He Mengxing

Contact number:

(II) Information of Party B (the Lender):

Lender: Bank of Hangzhou Co., Ltd., Shaoxing Xinchang Sub-branch

Address: No.111,19 feng Road, Xinchang County, Zhejiang Province

Person in charge: Zhang Rong

Contact number:

Article 24 Description of the relevant terms of this Contract

(1) a description of article 2

Currency: RMB

Loan amount: (in words) 10 million yuan only

(In figures) 10,000,000.00.

(2) a description of article 3

The purpose of borrowing is: payment for goods.

(3) a description of article 4

The term of the loan is from 2023-07-26 to 2024-07-25.

The principal and interest of the loan shall be repaid / paid as follows:

The loan principal of each withdrawal will be repaid in a lump sum at the maturity specified in the IOU, the interest will be calculated monthly and the interest due will be paid with the principal. Interest is payable on the 20th day of the quarter and on the 20th day of the month.

(4) a description of article 5

The loan interest rate of this contract is single interest and shall be executed in the following ways, in which LPR refers to the national interbank loan

Borrow from the center (www.shibor. Loan market quoted rate issued by org):

This contract implements a fixed loan interest rate, annual interest rate of 3.55%, as determined by the one-year LPR plus 0.0 BP (1BP=0.01%) on June 20,2023, and the interest rate remains unchanged during the loan term.

(5) a description of Article 7

1. Agreement on the loan issuance account:

Both parties agree that the loan is issued to the following account

Account name: Zhejiang Zhongchai Machine Co., LTD

Account number:

Bank: Bank of Hangzhou, Shaoxing Xinchang Sub-branch

2. Agreement of the fund withdrawal account

The bank settlement account at Party B

3. Account management agreement: no account management agreement

(6) Description to Article 8

The parties agree that the payment of the loan funds shall be executed as follows:

All the loans shall use the “lender entrusted payment” method

(7) a description of Article 13

Both parties agree that article 13 “Financial Indicators constraint Requirements” shall not apply.

(8) a description of Article 22

Other agreements:

No more other conventions

This contract consists of general terms, special agreed terms, etc.

(The special terms end, and then the contract signing column.)

Party A (official seal)

Party A has carefully read and filled the above contract contents

Understand, and agree with Party B.

Legal representative (signature and seal)

(accredited representative)

2023-7-21

Please pay attention

In order to protect your legitimate rights and interests, please read the following notes carefully before signing this contract:

1. You have read and accepted all the terms of this Contract and know their meaning;

2. You have confirmed that the relevant documents and materials submitted to the bank and the statements made to the bank are true, legal, complete and valid;

3. You have confirmed that you have the right to sign this Contract and are aware of the rights and obligations enjoyed after signing this Contract;

4. You have known any false documents, fraud or breach of contract;

5. You will voluntarily sign and perform this Contract in accordance with the principle of honesty and credit;

6. If you have any questions about this contract, you can consult the branches of Bank of Hangzhou Co., Ltd. at all levels before signing it.